Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Brent Anderson

VP Investor Relations

972.580.6360

Brent.anderson@meritagehomes.com

Meritage Homes Announces Public Offering of Common Stock

SCOTTSDALE, Ariz., July 9, 2012 (GLOBENEWSWIRE) – Meritage Homes Corporation (NYSE:MTH), a leading U.S. homebuilder, announced today that it has commenced an underwritten registered public offering of up to 2,000,000 shares of its common stock. All shares are being offered by the Company. As part of the proposed offering, the Company has granted the underwriters a 30-day option to purchase up to 300,000 additional shares. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The Company plans to use the proceeds received from the offering for working capital and other general corporate purposes.

Citigroup, JP Morgan and Deutsche Bank Securities acted as joint book-running managers for the offering. BofA Merrill Lynch acted as co-manager for the offering.

The offering was made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. Shares of the Company’s common stock were offered only pursuant to a prospectus and prospectus supplement that form a part of the registration statement, which are available on the SEC’s website www.sec.gov. A printed copy of the prospectus and prospectus supplement relating to the offering may be obtained by contacting Citigroup, Brooklyn Army Terminal, 140 58th Street, Brooklyn, New York 11220, Telephone: (800) 831-9146; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204; Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, New York 10005-2836 or by telephone at: (800) 503-4611, or by email at: prospectus.CPDG@db.com; or BofA Merrill Lynch, 222 Broadway, 7th Floor, New York, NY 10038, Attn: Prospectus Department, or by email at: dg.prospectus_requests@baml.com.

This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Meritage Homes Corporation

Meritage Homes is the ninth-largest public homebuilder in the United States based on homes closed in 2011. Meritage builds a variety of homes across the Southern and Western states to appeal to a wide range of buyers, including first-time, move-up, luxury and active adults. As of March 31, 2012, the company had 150 actively selling communities in 15 metropolitan areas, including Northern California, East Bay/Central Valley and Southern California, Houston, Dallas/Ft. Worth, Austin, San Antonio, Phoenix/Scottsdale, Tucson, Las Vegas, Denver, Orlando, Tampa and Raleigh-Durham, and recently announced its entry into the Charlotte market.

Meritage was the first large national homebuilder to be 100 percent ENERGY STAR® qualified in every home started since January 1, 2010, and far exceeds ENERGY STAR standards in most of its communities. Meritage has designed and built more than 70,000 homes in its 27-year history, and has a reputation for its distinctive style, quality construction, and positive customer experience.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include those regarding the Company’s proposed offering of common stock, including its anticipated use of proceeds therefrom, which are subject to significant risks and uncertainties. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations.

Meritage’s business is subject to a number of risks and uncertainties. As a result of those risks and uncertainties, the Company’s stock and note prices may fluctuate dramatically. The risks and uncertainties include but are not limited to the following: weakness in the homebuilding market resulting from the current economic downturn; interest rates and changes in the availability and pricing of residential mortgages; adverse changes in tax laws that benefit our homebuyers; the ability of our potential buyers to sell their existing homes; cancellation rates and home prices in our markets; inflation in the cost of materials used to construct homes; the adverse effect of slower orders absorption rates; potential write-downs or write-offs of assets, including pre-acquisition costs and deposits; the availability of finished lots and undeveloped land; our potential exposure to natural disasters; the liquidity of our joint ventures and the ability of our joint venture partners to meet their obligations to us and the joint venture; competition; the success of our strategies in the current homebuilding market and economic environment; the adverse impacts of cancellations resulting from small deposits relating to our orders contracts; construction defect and home warranty claims; our success in prevailing on contested tax positions; the impact of deferred tax valuation allowances and our ability to preserve our operating loss carryforwards; our ability to obtain performance bonds in connection with our development work; the loss of key personnel; our failure to comply with laws and regulations; the availability and cost of materials and labor; our lack of geographic diversification; fluctuations in quarterly operating results; the Company’s financial leverage and level of indebtedness; our ability to take certain actions because of restrictions contained in the indentures for the Company’s senior and senior subordinated notes and our ability to raise additional capital when and if needed; our credit ratings; successful integration of future acquisitions; government regulations and legislative or other initiatives that seek to restrain growth or new housing construction or similar measures; acts of war; the replication of our “Green” technologies by our competitors; our exposure to information technology failures and security breaches; and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2011 under the caption “Risk Factors.”